UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2023

REMITLY GLOBAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40822	83-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Third Avenue, Suite 2100
Seattle, WA 98101
(Address of Principal Executive Offices and Zip Code)
(888) 736-4859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RELY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 14, 2023, Remitly Global, Inc. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the shareholders of the Company voted on the following three proposals:

Proposal 1 — Election of Directors
The following nominees were elected to the Company’s Board of Directors to hold office for terms to expire upon the annual shareholders’ meeting to be held in 2026 and until their successors are elected and qualified, or until their earlier death, resignation or removal. The votes cast at the Annual Meeting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Bora Chung	85,681,390	968,549	21,151,389
Laurent Le Moal	84,313,555	2,336,384	21,151,389
Nigel Morris	76,119,714	10,530,225	21,151,389

Proposal 2 — Advisory Approval of Say-on-Pay Frequency Proposal

The shareholders approved, on an advisory basis, the holding of an advisory vote on the compensation of the Company's named executive officers every year.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
86,261,314	150,631	229,928	8,066	21,151,389

In light of the voting results on this advisory vote, and consistent with its recommendation to its shareholders, the Company's Board of Directors has decided that the Company will hold an advisory vote on the compensation of the Company's named executive officers every year.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved based upon the following votes:

For	Against	Abstain
101,341,897	6,175,628	283,803

Item 7.01 Regulation FD Disclosure.
In April 2023, the Talent and Compensation Committee of the Board of Directors of the Company granted equity compensation awards to certain executives and employees of the Company under the Company’s 2021 Equity Incentive Plan. While the Talent and Compensation Committee recommended that the Company’s Chief Executive Officer and Chairman of the Board of Directors, Matthew Oppenheimer, be included in these awards, Mr. Oppenheimer declined to be considered for an equity compensation award to support employee performance awards granted in the 2023 fiscal year in recognition of industry-wide shareholder focus on dilution.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed by the Company pursuant to the Exchange Act, regardless of any general incorporation language contained in such filing.

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Item 8.01 Other Events.
Effective June 14, 2023, the composition of each of the committees of the Board of Directors is as follows:

Committee	Members
Audit and Risk	Margaret Smyth (chair), Ryno Blignaut, Phyllis Campbell, and Phillip Riese
Nominating and Corporate Governance	Nigel Morris (chair), Phillip Riese
Talent and Compensation	Bora Chung (chair) and Laurent Le Moal
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remitly Global, Inc.

Date: June 15, 2023	By:	/s/ Saema Somalya
Saema Somalya
Executive Vice President, Legal and Risk

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